Exhibit 99

February 4, 2008	CONTACTS: Investor Relations — Mark G. Stockard
Phone: (713) 381-4707
Toll Free: (800) 659-0059

Media Relations — Rick Rainey
Phone: (713) 381-3635
TEPPCO ENTERS MARINE TRANSPORTATION BUSINESS WITH
ACQUISITION OF ASSETS FROM LOUISIANA-BASED COMPANY
HOUSTON — TEPPCO Partners, L.P. (NYSE: TPP) today announced that it has entered the marine transportation business for refined products, crude oil and lube products through the purchase of related assets from Houma, Louisiana-based Cenac Towing, Inc. and Cenac Offshore, LLC. TEPPCO, through its subsidiary, TEPPCO Marine Services, LLC, has acquired 42 push boats, 89 barges and the economic benefit of certain related commercial agreements for total consideration of approximately $500 million. This business serves refineries and storage terminals along the Mississippi, Illinois and Ohio rivers, as well as the Intracoastal Waterway between Texas and Florida. These assets also gather crude oil from production facilities and platforms along the Gulf Coast and in the Gulf of Mexico.
“This acquisition, while creating an entirely new business segment for TEPPCO, is a natural extension of our existing assets and complements two of our core franchise businesses: the transportation and storage of refined products and the gathering, transportation and storage of crude oil,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO. “Barge transportation services for refined products and crude oil continue to be in high demand, and our acquisition of these attractive assets from one of the premier operators in the industry, builds on our integrated value chain strategy and broadens the scope of logistics services we are able to provide our customers.”

This acquisition gives TEPPCO an excellent foundation from which to capitalize on the barge industry’s strong fundamentals and to pursue growth opportunities, both organically and through acquisitions. With an extensive system of pipelines and storage facilities for refined products, liquefied petroleum gases and crude oil that serves the Gulf Coast, the Midwest, Southeast and the Northeast United States, TEPPCO is well positioned to leverage the acquired assets.
Consistent with its integrated value chain philosophy, the partnership has been developing a network of product distribution terminals along the nation’s inland waterways that will complement and integrate with the newly purchased TEPPCO Marine assets. TEPPCO’s Aberdeen, Mississippi terminal, located along the Tennessee/Tombigbee waterway, features 130,000 barrels of storage capacity for gasoline and diesel and is supplied by barge. Additionally, TEPPCO is constructing a 500,000-barrel terminal in Boligee, Alabama, that will receive products from Colonial Pipeline for distribution to local markets via barge, rail and truck.
Existing relationships with large producers and distributors of natural gas liquids, including affiliates of the partnership, will allow TEPPCO Marine to provide expanded transportation services for customers, particularly in the Gulf Coast region. Along with an extensive fleet of vessels that is one of the newest and best-maintained in the inland barge industry, TEPPCO Marine expects to benefit from the seller’s existing relationships with some of the nation’s largest refiners, most of which are already customers of TEPPCO.
“The fleet will continue to be operated by employees of Cenac Towing, Inc. under a services agreement with TEPPCO Marine and will remain headquartered in Houma. The nearly 400 crewmembers, support staff and management have been instrumental in the company’s past success and we are pleased to be able to rely on their vast experience and expertise as we continue providing the outstanding level of service that customers have come to expect,” said Thompson.

The approximate $500 million of acquisition consideration was comprised of about $320 million of cash and assumed debt and approximately 4.85 million newly issued TEPPCO limited partner units. TEPPCO funded the cash portion of the consideration and retired the assumed debt from borrowings under its $1 billion credit facility.
“We believe this purchase is an attractive investment for our partners. In addition to providing TEPPCO with an excellent entry point into the marine transportation business, we expect this transaction to be immediately accretive to distributable cash flow. Going forward, we expect this business to provide the partnership with earnings before interest, taxes and depreciation of approximately $50 million to $60 million. The combination of our strong financial position and the sizable equity component of the consideration gives TEPPCO a great deal of flexibility in how we permanently finance the remainder of the consideration,” concluded Thompson.
TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of more than $5.5 billion which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in transportation, storage, gathering and marketing of crude oil; owns and operates natural gas gathering systems; owns and operates a marine transportation business for refined products, crude oil and lube products; and has ownership interests in Jonah Gas Gathering Company, Seaway Crude Pipeline Company, Centennial Pipeline LLC and an undivided ownership interest in the Basin Pipeline. For more information, visit TEPPCO’s website at www.teppco.com. Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings L.P. (NYSE: EPE). Additional information about Enterprise GP Holdings is available at www.enterprisegp.com.
This news release includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this news release are forward-

looking statements that involve certain risks and uncertainties, such as the partnership’s expectations regarding future results from acquired businesses.. These risks and uncertainties include, among other things, our ability to successfully integrate newly acquired businesses and achieve anticipated results from those businesses, insufficient cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission. Further, the projected results for the partnership’s marine transportation acquisition assume, among other things, that the partnership retains the economic benefit of associated customer contracts throughout the projected period and that the services of the sellers’ personnel in operating the business remain available at pre-acquisition levels. If any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.
This news release also includes the non-GAAP measure of “Earnings before interest, taxes, depreciation and amortization,” or EBITDA. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or income from continuing operations, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.
We define EBITDA as net income plus interest expense — net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA in this release because we believe it is used by our investors as a supplemental financial measure in the evaluation of our business. Further, we believe EBITDA provides useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. As a result, this measure provides investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures. EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity. This news release discloses projected incremental annual EBITDA for the TEPPCO Marine acquisition of approximately $50 million to $60 million. The most directly comparable available GAAP financial measure is cash flow from operations, which we estimate would be approximately $37.1 million to $47.1 million for the same period, which includes an assumed interest expense of $12.9 million (calculated using an annualized interest rate based upon the current one-month borrowing rate under TEPPCO’s $1 billion credit facility).
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